EXHIBIT 10.27

                               2. AMENDMENT TO THE
               FRAMEWORK AGREEMENT AND SECURITY AGREEMENT (NOV 34)
                                     between
                        Novoste Corporation, Norcross GA
                                       and
             BEBIG Isotopentechnik und Umweltdiagnostik GmbH, Berlin

BACKGROUND

In a previous Amendment to the Framework Agreement and Security Agreement dated 23 July 1998 Novoste and BEBIG agreed to a number of procedures relating to the return of source trains and the changing of the price formula. The provisions have in part turned out to be unworkable. Both parties therefore agree to the following modifications:

1. Novoste may request from BEBIG, and BEBIG will accept, a final disposal of source trains for a flat disposal rate of XXXXX (XXXXX) per seed. BEBIG will send them to the "Zentralstelle fur Sammlung radioaktiver Abfalle
      (ZRA)", unless they were manufactured less than 12 months ago. In this case, BEBIG may recycle suitable seeds for further use.

2. If trains for final disposal are received by BEBIG within 18 months from their date of manufacturing, as evidenced by the manufacturers certificate, then the charges for a second year use of the train (ss. 2, Amendment to the Framework Agreement and Security Agreement dated 23 July
      1998) will not apply.

3. Novoste understands that BEBIG's ability to dispose off old source trains is contingent on various regulatory permissions. It explicitly grants BEBIG the right to cancel the disposal right or to increase the disposal charge if her disposal conditions change.

4. In order to handle incoming trains and prepare them for disposal, BEBIG will need to develop a waste box, a number of tools, and the adequate handling processes. Since Novoste does not contribute to the investment, it will guarantee to BEBIG a disposal revenue per calendar year of at least XXXXX (XXXXX). In cases where the disposal volume is less then XXXXX per calendar year, Novoste will pay a the difference.


         Norcross, 2/11/00                                Berlin, 2/10/00
      ------------------------                       ------------------------
            Date/ Place                                     Date/ Place

      /s/ Novoste Corporation                        /s/ BEBIG GmbH
      ------------------------                       ------------------------

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exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX". The portions omitted have been filed separately with the Securities and Exchange Commission pursuant to such request for confidential treatment.